UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 4, 2012

CDEX INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49845	52-2336836
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4555 South Palo Verde, Suite 123
Tucson, Arizona	85714
(Address of principal executive offices)	(Zip Code)

(520) 745-5172
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the
     Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.03              BANKRUPTCY OR RECEIVERSHIP.

As previously disclosed, on February 10, 2012, CDEX Inc., a Nevada corporation (“CDEX”, or the “Company”), filed a voluntary petition in the United States Bankruptcy Court for the District of Arizona seeking relief under the provisions of Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”). The filing, case no. 4:12-bk-02402-JMM, was made by the Company (the “Bankruptcy Case”).

The Company has continued to operate its business as debtors-in-possession under the jurisdiction of the bankruptcy court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the bankruptcy court.

On September 4, 2012, the United States Bankruptcy Court for the District of Arizona, Judge James Marlar, signed the Order Confirming CDEX' Chapter 11 Plan of Reorganization as prepared by CDEX' attorney, Eric Slocum Sparks.  Confirmation will allow CDEX to utilize the capital contributions from new investors to finalize the development and independent testing of its ValiMed G4 drug validation system and to complete production of our products for sale.

The following discussion provides only a brief description of the documents described below. The discussion is qualified in its entirety by reference to the Company’s filings with the Bankruptcy Court and to the full text of the Debtors Plan of Reorganization, which is filed as exhibit 10.1, to this Current Report on Form 8-K and are hereby incorporated by reference into this Item 1.03 in their entirety.

The Plan allows for a 1-for-10 reverse stock split. Currently, issued and outstanding shares of CDEX total 109,996,717. These outstanding shares will undergo a 1-for-10 Reverse Stock Split, which will bring the amount of outstanding shares to approximately 11,000,000. As part of the Plan, CDEX will implement the 1 for 10 Reverse Stock Split of the Old CDEX Common Stock, such that each 10 shares shall, following the Reverse Stock Split (and subject to adjustment for fractional entitlements), be consolidated into one (1) share of New Common Stock.  The aggregate fractional share interests of each holder of Old CDEX Common Stock shall be rounded up to the nearest whole number. When the Plan becomes effective, or as soon as practicable thereafter, the reorganized CDEX expects to apply to have the New Common Stock listed on the Over the Counter Stock Exchange. All existing warrants to purchase shares of Old CDEX Common Stock will be extinguished upon consummation of the Plan.

When the Plan becomes effective, all 10% Convertible Notes, and any other notes, bonds, indentures or other instruments or documents evidencing or creating any indebtedness or obligations of the Debtor shall be cancelled, and the obligations of CDEX under any agreements, indentures, or certificates of designation governing the Old Common Stock and the 10% Convertible Notes, and any other notes, bonds, indentures or other instruments or documents evidencing or creating any indebtedness or obligations of, or Old Common Stock in, the Debtors, shall be discharged.

On or as soon as reasonably practicable after the Plan becomes effective, CDEX will issue and deliver, in accordance with the provisions of the Plan, approximately 41,000,000 shares of New Common Stock to those Entities entitled to receive it under the Plan. Added to the number of shares outstanding immediately after the effectiveness of the Reverse Stock Split, this will result in approximately 51,000,000 shares outstanding once the Plan is completely put into effect.

On the date the Court signed the Order, the Company had approximately $384,000 in net assets and approximately $3,712,000 in liabilities.

ITEM 9.01 Financial Statements and Exhibits.

(d) EXHIBITS

Exhibit No. Exhibit Description

10.1 DEBTORS PLAN OF REORGANIZATION

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this Current Report on Form 8-K constitute forward-looking statements within the meaning of the securities laws.  Forward-looking statements include all statements that do not relate solely to the historical or current facts, and can be identified by the use of forward looking words such as "may", "believe",  “would”, “could”, “should”, "expect", "project", "anticipate", “estimates", “possible”, "plan", "strategy", "target", "prospect" or "continue" and other similar terms and phrases.  These forward looking statements are based on the current plans and expectations of our management and are subject to a number of uncertainties and risks that could significantly affect our current plans and expectations, as well as future results of operations and financial condition and may cause our actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. Important factors that could cause our actual results to differ materially from our expectations are described in Item 1A.  (Risk Factors) of our Annual Report on Form 10-K, as amended, for the fiscal year ended October 31, 2011.  In making these forward-looking statements, we claim the protection of the safe-harbor for forward-looking statements contained in the Private Securities Reform Act of 1995.  Although we believe that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to have been correct.  We do not assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting such forward-looking statements.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDEX INC.

Date: September 10, 2012	By:	/s/ Stephen McCommon
Stephen McCommon, CFO